                 THIRD AMENDMENT, CONSENT, WAIVER AND AGREEMENT

               THIRD AMENDMENT, CONSENT, WAIVER AND AGREEMENT, dated as of January 31, 1997 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation f/k/a Symphony Industries, Inc. ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY" and, together with Selmer, the "BORROWERS"),
(iii) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation f/k/a Selmer Industries, Inc. ("SMI"), (iv) BOSTON PIANO COMPANY, INC., a Massachusetts corporation ("BOSTON PIANO CO."), (v) THE SMI TRUST, a Massachusetts business trust ("SMIT"), (vi) S&B RETAIL, INC., a Delaware corporation ("S&B RETAIL"),
(vii) EMERSON MUSICAL INSTRUMENTS, INC., a Delaware corporation ("EMERSON"),
(viii) THE STEINWAY PIANO COMPANY, INC., a Delaware corporation ("SPC") and (ix) BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                                    RECITALS

               The Borrowers, SMI, Boston Piano Co., SMIT, S&B Retail and Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrowers a $60,000,000.00 credit facility, which is secured by certain accounts receivable and other collateral of the Borrowers and guaranteed by SMI, Boston Piano Co., S&B Retail and SMIT. The Credit Parties (as defined in the Existing Credit Agreement) have requested the Lender's consent to certain transactions which are proposed to be effected or have been effected on or before January 31, 1997 (such transactions, collectively, the "CORPORATE RESTRUCTURING"), namely, (i) the creation by Selmer of SPC, (ii) the creation by Selmer of Steinway & Sons Japan, Ltd. ("S&S JAPAN"), a corporation organized under the laws of Japan, (iii) the transfer by Steinway to Selmer of Steinway's ownership interest in Boston Piano Co., Steinway & Sons ("STEINWAY & SONS"), S&B Retail, and Boston Piano GmbH ("BOSTON PIANO GMBH"), (iv) the contribution by Selmer of Steinway, Boston Piano Co., Steinway & Sons, S&B Retail, Boston Piano GmbH, and S&S Japan to SPC, (v) the creation of Emerson by SMI and (vii) the purchase by Emerson of certain assets of Emerson Musical Instruments, Inc., an Indiana corporation (the "Asset Purchase"). Pursuant to Section 6.13 of the Existing Credit Agreement, Steinway is required to cause Emerson and SPC to become Credit Parties and each of Emerson and SPC desire to do so. In addition, to enable the Steinway Parties (as hereinafter defined) to effectuate the Corporate Restructuring, the Credit Parties have requested that the Lender waive certain provisions of the Existing Credit Agreement and the other Credit Documents (as hereinafter defined). Subject to the terms and conditions hereof, the Lender is willing to consent to the Corporate Restructuring and to waive such provisions of the Existing Credit Agreement and the other Credit Documents.

               In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                    ARTICLE I
                                   Definitions

               1.   DEFINITIONS.   (a)  In addition to the definitions set forth
in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

               "AGREEMENT" or "THIS AGREEMENT": means the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, Steinway Musical Properties, Inc. ("SMP"), Boston Piano Co. and the Lender, as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

               "EXISTING CREDIT AGREEMENT": means the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended by the First Amendment, Consent Waiver and Agreement, dated as of December 31, 1996, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co., SMIT, S&B Retail and the Lender, and as amended by the Second Amendment dated as of January 1, 1997, by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail and the Lender, as amended, supplemented or otherwise modified from time to time prior to the Third Amendment Effective Date.

               "STEINWAY PARTIES": the collective reference to Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail, Emerson and SPC.

               (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ARTICLE II
                                 Representations

               1. REPRESENTATIONS. (a) Each of the Steinway Parties hereby represents and warrants as follows:

               (i) It has full power, authority and legal right, to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof are within its powers and have been duly authorized, are not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by it is bound, and will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of any Lien, upon any of its assets, under the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

               (ii) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 hereof, which constitute all states in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a material adverse effect on it or its businesses.

               (iii) This Agreement has been duly executed and delivered on its behalf and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (iv) The conditions contained in Article VII hereof have been satisfied.

               (b) Each of the Credit Parties represents that each of the Credit Documents is on the date hereof in full force and effect.

               (c) Each of Emerson and SPC hereby make each of the representations and warranties in the Agreement as of the Third Amendment Effective Date.

                                   ARTICLE III
                           Addition of Credit Parties

               1. ACKNOWLEDGMENT AND EXPRESS ASSUMPTION OF OBLIGATIONS. Each of Emerson and SPC acknowledges and agrees that from and after the Third Amendment Effective Date it will be a "Credit Party" within the meaning of, and for all purposes under, the Agreement and expressly agrees to assume all of the obligations thereof and to be bound by the Agreement to the extent set forth in
Section 14.22(b) of the Agreement.

                                   ARTICLE IV
                     Amendments to Existing Credit Agreement

               1. AMENDMENTS TO SECTION 1. (a) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

                         "AMENDMENT NO. 1 TO SMI PLEDGE AGREEMENT": that certain Amendment No. 1 to Amended and Restated General Security and Stock Pledge Agreement, dated as of the date hereof, from SMI to the Lender, pursuant to which SMI pledges to the Lender all of the Emerson Stock.

                         "AMENDMENT NO. 2 TO SELMER PLEDGE AGREEMENT": that certain Amendment No. 2 to Selmer Pledge Agreement, dated as of the date hereof, from Selmer to the Lender, pursuant to which Selmer pledges to the Lender all of the SPC Stock.

                         "EMERSON" Emerson Musical Instruments, Inc., a Delaware corporation.

                         "EMERSON GUARANTEE": shall mean that certain Guarantee, dated as of the date hereof, of Emerson to the Lender, pursuant to which Emerson guarantees all of the Obligations of the Borrowers under this Agreement, as the same may be amended supplemented or otherwise modified from time to time.

                         "EMERSON SECURITY AGREEMENT": shall mean that certain General Security Agreement, dated as of the date hereof, from Emerson to the Lender securing Emerson's obligations to the Lender under the Emerson Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                         "EMERSON STOCK": shall mean all of the Capital Stock of Emerson, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted in respect thereof while this Agreement is in effect.

                         "EMERSON TRADEMARK ASSIGNMENT": shall mean that certain assignment by Emerson to the Lender of all of its right, title and interest in and to all of its existing and future trademarks and trademark applications, substantially in the form of EXHIBIT K to this Agreement, together with related Uniform Commercial Code financing statements and Federal government filings and recordings of the Lender's interest therein as the Lender in its reasonable discretion may deem necessary or desirable, as amended, supplemented or otherwise modified from time to time.

                         "FIRST AMENDMENT DOCUMENTS": the First Amendment, Amendment No. 1 to Selmer Pledge Agreement, the Steinway Pledge Agreement, the SMIT Guarantee, the SMIT Security Agreement, the SMIT Pledge Agreement, the S&B Retail Guarantee, the S&B Retail Security Agreement, any other agreements, instruments and all other documents executed or delivered pursuant to or in connection with the First Amendment and the transactions contemplated thereby.

                          "S&S JAPAN" Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan.

                         "S&S JAPAN STOCK": shall mean all of the Capital Stock of S&S Japan, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted in respect thereof while this Agreement is in effect.

                         "SECOND AMENDMENT": the Second Amendment, dated as of January 1, 1997, by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail, and the Lender in respect of this Agreement.

                         "SPC": The Steinway Piano Company, Inc. a Delaware corporation.

                         "SPC GUARANTEE": shall mean that certain Guarantee, dated as of the date hereof, of SPC to the Lender, pursuant to which SPC guarantees all of the Obligations of the Borrowers under this Agreement, as the same may be amended supplemented or otherwise modified from time to time.

                         "SPC PLEDGE AGREEMENT" shall mean that certain Pledge Agreement, dated the date hereof, from SPC to the Lender, pursuant to which SPC pledges (i) 100% of the Capital Stock of Steinway, Boston Piano Co., Steinway & Sons and S&B Retail and (ii) 65% of the Capital Stock of Boston Piano GmbH and S&S Japan to secure SPC's obligations under the SPC Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                         "SPC SECURITY AGREEMENT": shall mean that certain General Security Agreement, dated as of the date hereof, from SPC to the Lender securing SPC's obligations to the Lender under the SPC Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                         "SPC STOCK": shall mean all of the Capital Stock of SPC, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted in respect thereof while this Agreement is in effect.

                         "THIRD AMENDMENT": the Third Amendment, Consent, Waiver and Agreement, dated as of January 31, 1997, by and among Selmer, Steinway, SMI, Boston Piano Co., SMIT, S&B Retail, Emerson, SPC and the Lender in respect of this Agreement.

                         "THIRD AMENDMENT DOCUMENTS": the Third Amendment, Amendment No. 2 to Selmer Pledge Agreement, Amendment No. 1 to the SMI Pledge Agreement, the SPC Pledge Agreement, the SPC Guarantee, the SPC Security Agreement, the Emerson Guarantee, the Emerson Security Agreement, the Emerson Trademark Assignment, any other agreements, instruments and all other documents executed or delivered pursuant to or in connection with the Third Amendment and the transactions contemplated thereby.

                         "THIRD AMENDMENT EFFECTIVE DATE": the date on which all of the conditions precedent to the effectiveness of the Third Amendment set forth in Article VII of the Third Amendment are first satisfied or waived.

               (b) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting clause (i) of the definition of "Change in Control" in its entirety and replacing it with the following language:

                    "(i) Selmer fails to be a wholly-owned subsidiary of SMI, SPC fails to be a wholly owned subsidiary of Selmer, and Steinway fails to be a wholly owned subsidiary of SPC,".

               (c) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Amendment Documents" in its entirety.

               (d) Section 1.1 of the Existing Credit Agreement is hereby amended by adding "all SPC Stock, all Emerson Stock, 65% of all S&S Japan Stock" to subparagraph (e) of the definition of "Collateral" after the words "all S&B Retail Stock."

               (e) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Credit Documents" in its entirety and replacing it with the following:

                    "shall be the collective reference to this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Guarantees, the Letter of Credit Documents and the Security Documents."

               (f) Section 1.1 of the Existing Credit Agreement is hereby amended by adding "the SPC Pledge Agreement, the SPC Security Agreement, the Emerson Security Agreement," to the definition of "Security Documents" after the words "the S&B Retail Pledge Agreement."

               (g) Section 1.1 of the Existing Credit Agreement is hereby amended by adding "the Emerson Trademark Assignment," to the definition of "Trademark Assignments" after the words "the SMP Trademark Assignment."

               2. AMENDMENTS TO SECTION 4.15(c). Section 4.15(c) of the Existing Credit Agreement is hereby amended by: (i) adding immediately prior to the last sentence thereof the words "SPC's chief executive office and its principal place of business is located at 600 Industrial Parkway, Elkhart Indiana 46516. Emerson's chief executive office and its principal place of business is located at 28135 West Hively Avenue, Elkhart, Indiana 46517."

               3. AMENDMENTS TO SCHEDULE 4.5. Schedule 4.5 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 4.5 hereto.

               4. AMENDMENTS TO SCHEDULE 5.2. Schedule 5.2 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.2 hereto.

               5. AMENDMENTS TO SCHEDULE 5.4. Schedule 5.4 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.4 hereto.

               6. AMENDMENTS TO SCHEDULE 5.5. Schedule 5.5 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.5 hereto.

               7. AMENDMENTS TO SECTION 5.7. Section 5.7 of the Existing Credit Agreement is hereby amended by adding "SPC has not been known by any name other than The Steinway Piano Company, Inc. in the past five years. Emerson has not been known by any name other than Emerson Musical Instruments, Inc. in the past five years." before the words "No Credit Party sells Inventory".

               8. AMENDMENTS TO SCHEDULE 5.7. Schedule 5.7 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.7 hereto.

               9. AMENDMENTS TO SCHEDULE 5.10. Schedule 5.10 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.10 hereto.

                                    ARTICLE V
                                     Waivers

               1. WAIVER. The Lender hereby waives, pursuant to Section 14.14 of the Existing Credit Agreement, any Default or Event of Default arising as a result of the failure by either of the Borrowers or any other Credit Party, as applicable, to comply with or to satisfy the requirements of:

               (a) Section 4.3 of the Existing Credit Agreement, but only with respect to the transfer to SPC of the Steinway Stock, the Boston Piano Co. Stock, the Steinway and Sons Stock, the S&B Retail Stock, the Boston Piano GmbH Stock and the S&S Japan Stock;

               (b) Section 7.1(a) and (b) of the Existing Credit Agreement but, in the case of subparagraph (a), only with respect to the Asset Purchase, and in the case of subparagraph (b), only with respect to the transfer to SPC of the Steinway Stock, the Boston Piano Co. Stock, the Steinway and Sons Stock, the S&B Retail Stock, the Boston Piano GmbH Stock and the S&S Japan Stock;

               (d) Section 7.9 of the Existing Credit Agreement, but only with respect to the Corporate Restructuring;

               (e) Section 7.10 of the Existing Credit Agreement, but only with respect to the Corporate Restructuring; and

               (f) Section 3a and c of the Steinway General Security and Stock Pledge Agreement and the Selmer General Security and Stock Pledge Agreement, but only with respect to the transfer to SPC of the Steinway Stock, the Boston Piano Co. Stock, the Steinway and Sons Stock, the S&B Retail Stock, the Boston Piano GmbH Stock and the S&S Japan Stock.

                                   ARTICLE VI
                                    Consents

               1. CONSENTS. The Lender hereby consents to the following transactions:

               (a) to the transfer to SPC of the Steinway Stock, the Boston Piano Co. Stock, the Steinway and Sons Stock, the S&B Retail Stock, the Boston Piano GmbH Stock and the S&S Japan Stock, pursuant to Sections 4.3 and 4.6 of the Existing Credit Agreement; and

               (b) to the Corporate Restructuring (including, without limitation, the Asset Purchase), pursuant to Sections 7.9 and 7.10 of the Existing Credit Agreement.

                                   ARTICLE VII
                           Conditions to Effectiveness

               This Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "THIRD AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

               1. The following documents shall have been executed and delivered by each party thereto:

               (i)    this Amendment;

               (ii)   Amendment No. 2 to Selmer Pledge Agreement;

               (iii)  Amendment No. 1 to SMI Pledge Agreement;

               (iv)   the SPC Pledge Agreement;

               (v)    the SPC Security Agreement;

               (vi)   the SPC Guarantee;

               (vii)  the Emerson Security Agreement;

               (viii) the Emerson Guarantee;

               (ix)   the Emerson Trademark Assignment; and

               (x) all Uniform Commercial Code financing statements on Form UCC-1 required by the Lender.

               2. The Lender shall have received the executed legal opinions of Milbank, Tweed, Hadley & McCloy, special counsel to the Steinway Parties, and Dennis M. Hanson, General Counsel to the Credit Parties, in form and substance satisfactory to the Lender and taking into account this Amendment and the matters contemplated hereby (including, without limitation, assurances with respect to the validity of UCC filings in each state where Collateral is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other Third Amendment Documents as the Lender may reasonably require.

               3. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of each of the Steinway Parties, in each case, authorizing the execution, delivery and performance of this Amendment and the other Third Amendment Documents to which such Steinway Party is a party, in each case certified by the Secretary or an Assistant Secretary of the relevant Steinway Party as of the Third Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

               4. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Steinway Party, dated the Third Amendment Effective Date, as to the incumbency and signature of the officers of such Steinway Party executing each Third Amendment Document to which such Steinway Party is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

               5. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of (i) the articles of incorporation and by-laws of SPC and (ii) the articles of incorporation and by-laws of Emerson, in each case certified by an appropriate officer of the party making delivery thereof.

               6. The Lender shall have received certificates from each of Steinway, Selmer, SMI, Boston Piano Co., SMIT and S&B Retail, stating that its Governing Documents have not been amended since December 31, 1996.

               7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each Steinway Party in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

               8. Each of the representations and warranties made by the Borrowers, SMI, Boston Piano Co., SMIT or S&B Retail in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

               9. Except as provided for in Article V, no Default or Event of Default shall have occurred and be continuing.

               10. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which a Steinway Party may be a party.

               11. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Third Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the

Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                  ARTICLE VIII.
                                  Miscellaneous

               1.   PAYMENT OF EXPENSES.  Without limiting its obligations under
Section 14.13 of the Agreement, the Borrowers jointly and severally agree to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other Third Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

               2. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

               3. AFFIRMATION BY CREDIT PARTIES. Each Credit Party hereby consents to the execution and delivery of this Amendment and each of the other Amendment Document to which such Credit Party is a party and reaffirms its obligations under the Credit Documents executed by such Credit Party.

               4. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

               (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


                           [ SIGNATURE PAGE FOLLOWS ]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                             THE SELMER COMPANY, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             STEINWAY, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             STEINWAY MUSICAL INSTRUMENTS, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             BOSTON PIANO COMPANY, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             THE SMI TRUST


                                             By
                                                --------------------------------
                                                Name:
                                                Title:


                    [SIGNATURE BLOCKS CONTINUED ON NEXT PAGE]

                                             S&B RETAIL, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             EMERSON MUSICAL INSTRUMENTS, INC.


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             THE STEINWAY PIANO COMPANY


                                             By
                                                --------------------------------
                                                Name:
                                                Title:



                                             BNY FINANCIAL CORPORATION


                                             By
                                                --------------------------------
                                                Name:
                                                Title: